UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1 )

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iGate Corporation

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AMENDMENT TO PROXY STATEMENT

2008 Annual Meeting of Stockholders

The Annual Meeting of Shareholders of iGATE Corporation will be held at the Four Points Sheraton Hotel, Pittsburgh Airport, One Industry Lane, Pittsburgh, Pennsylvania on Thursday, July 17, 2008, at 8:30 a.m. At the Annual Meeting, our stockholders are being asked to: (1) elect two Class C directors; and (2) transact such business as may properly come before the Annual Meeting. On April 29, 2008, we filed a proxy statement with the Securities and Exchange Commission describing the matters to be voted on at the Annual Meeting.

We are amending the disclosure on page 10 under “Section 16(a) Reporting Compliance” to reflect two Form 4s that were inadvertently filed late. In addition, we are amending certain disclosures under “Executive Compensation” on pages 15, 17, 19, 20 and 21 to correct the compensation disclosures of certain executive officers, primarily Messrs. Steve Shangold and Michael Zugay.

Amended Proxy Statement Disclosure

Section 16(a) Reporting Compliance (Page 10)

We are amending this disclosure to provide that two Form 4 reports reporting grants of options to each of Messrs. Phaneesh Murthy and J. Gordon Garrett in connection with the conversion of the options each held in iGATE Global Solutions, Ltd. were inadvertently filed late. The amended disclosure is as follows, with changes underlined for the convenience of the reader:

Page 10:

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and named executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission and NASDAQ. Directors, named executive officers and other 10 percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports that they file.

Based solely on its review of the copies of such reports and amendments thereto provided to the Company, and written representations and information provided to the Company by the reporting persons, the Company believes that during 2007, all such persons complied with the applicable filing requirements under Section 16(a), except that two Form 4 reports reporting grants of options to each of Messrs. Phaneesh Murthy and J. Gordon Garrett in connection with the conversion of the options each held in iGATE Global Solutions, Ltd. were inadvertently filed late.

Executive Compensation (Pages 15, 17, and 19-21)

The paragraph describing Mr. Shangold’s employment agreement was amended to correct his initial salary. On the Summary Compensation table, Mr. Shangold’s Option Awards amount was adjusted to $129,858 (from $78,840), and the Total Compensation has been adjusted accordingly. On the Outstanding Equity Awards at Fiscal Year-End table, Messrs. Shangold and Zugay’s award numbers were changed to accurately reflect their proper amounts and vesting dates as of December 31, 2007. On the Potential Payments Upon Termination or Change In Control table: (i) quantitative information under the columns Salary and Healthcare for the named executive officers was changed; (ii) disclosure regarding the discount rate used for estimating the payments on termination was added; and (iii) footnotes 3 and 4 were modified to correct the share numbers and market values of Messrs. Shangold and Zugay’s stock awards.

All new disclosures and changes have been underlined. For the convenience of the reader, we have set forth certain tables in the Proxy Statement again in their entirety.

Page 15:

Mr. Shangold and iGATE Mastech, Inc. are parties to an employment agreement dated as of November 22, 2000 and amended a first time, effective September 30, 2001 (the “Shangold Agreement”), and a second time, effective October 1, 2004, which supersedes Mr. Shangold’s prior employment agreements with iGATE Mastech, Inc. and the Company. The Shangold Agreement is in effect on a year-to-year basis until terminated by iGATE Mastech, Inc. or Mr. Shangold. Effective January 1, 2006, the Shangold Agreement initially provided for a base salary of $250,000 and the right to receive an annual bonus of $250,000 paid in quarterly installments on a prorated basis based upon the achievement of agreed upon goals. In 2006 these goals related to meeting internally established revenue growth goals, gross margin and operating income goals, and cash flow targets. As amended, the Shangold Agreement also provides for the payment to Mr. Shangold of special payments of $4,000,000, payable quarterly in installments. These special payments are in recognition of the Company’s decision not to proceed with the sale of iGATE Mastech, Inc. after Mr. Shangold had introduced an interested buyer, a transaction that, pursuant to the Shangold Agreement prior to its amendment, would have resulted in a payment of a minimum of $3,000,000 to Mr. Shangold. In 2006, Mr. Shangold received the final payments under this Agreement of $850,000. The Shangold Agreement also provides for the cancellation of all Company stock options issued to Mr. Shangold that did not vest prior to December 31, 2000, and 50,004 options were subsequently cancelled in 2000. The amendment to the Shangold Agreement also provides for the issuance of 120,000 non-qualified stock options as of October 3, 2001 at an exercise price of $1.93 that vest in twelve (12) equal quarterly installments beginning January 1, 2005. The second amendment provides for the issuance of an additional 120,000 non-qualified stock options as of October 1, 2004 at an exercise price of $3.68 and the grant of 80,000 restricted shares at $0 value; with the 120,000 non-qualified stock options vesting in twelve (12) equal quarterly installments beginning October 1, 2005 and the 80,000 restricted shares vesting in eight (8) equal quarterly installments beginning January 1, 2005. Upon the termination of Mr. Shangold for cause, the Company may immediately cease payment of any further wages, benefits or other compensation other than salary and benefits (excluding options) earned through the date of termination. If Mr. Shangold’s employment is terminated without cause or by reason of his death, disability or voluntary resignation for good reason, Mr. Shangold shall be entitled to receive certain COBRA benefits and severance payments. The amount of such severance payments will be $150,000 payable over twelve (12) months. All of his restricted stock and stock options will continue to vest during this twelve (12) month severance period. The Shangold Agreement contains customary nondisclosure provisions and includes noncompetition and nonsolicitation covenants to be honored during the term of the agreement and for one year after the termination of Mr. Shangold’s employment for any reason.

Page 17:

SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to the annual and long-term compensation of the Company’s Chief Executive Officer, the Company’s President and other individuals who were serving as named executive officers of the Company as of December 31, 2007 (collectively, the “Named Executive Officers”). The information in this table is presented for the years ended December 31, 2007, 2006 and 2005.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(1)(2)	Total ($)
Sunil Wadhwani
Co-Chairman and Chief Executive Officer	2007	250,000	—	—	—	20,711	270,711
	2006	250,000				20,827	270,827
	2005	250,000				17,574	267,574
Ashok Trivedi
Co-Chairman and President	2007	250,000	—	—	—	—	250,000
	2006	250,000				—	250,000
	2005	250,000				18,000	268,000
Michael Zugay
Chief Financial Officer	2007	309,410	159,000	62,942	78,609	—	609,961
	2006	300,000	159,000	21,043	68,917		548,960
	2005	300,000	75,000				375,000
Steven Shangold
President, iGATE Mastech, Inc.	2007	261,778	234,821	96,166	129,858	—	722,623

	2006	250,000	253,000	36,825	86,569		626,394
	2005	150,000	368,355				518,355
Phaneesh Murthy
Chief Executive Officer, iGATE Global Solutions Ltd.	2007	501,601	135,000	190,697	144,214	19,603	991,115
	2006	450,000	200,000	57,993		23,068	731,061
	2005	400,000	150,000			17,439	567,439

Pages 19-21:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents the number of underlying securities, exercise price and expiration of stock options held by the Named Executive Officers as of December 31, 2007:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Sunil Wadhwani	—	—	—	—	—
Ashok Trivedi	—	—	—	—	—
Michael Zugay	20,000	—	—	$11.75	10/12/2009			—	—
	43,750	56,250	—	$5.41	2/14/2016			—	—
								45,000	$381,150

Steven Shangold	50,000	—	—	$15.88	1/1/2008			—	—
	90,000	—	—	$20.53	8/31/2008			—	—
	11,664	—	—	$11.75	10/12/2009			—	—
	23,414	—	—	$1.93	10/2/2011			—	—
	30,000	90,000	—	$3.68	10/1/2014			—	—
						22,500	$190,575	78,750	$667,013

Phaneesh Murthy	—	360,600	—	$0.08	11/09/2013			—	—
						160,000	$1,355,200	—	—

(1)	All outstanding options in this column have been fully earned and are fully exercisable.

(2)	All unexercised options terminate on the earlier of the option expiration date or the date that the option holder ceases to be an employee of the Company (whether employment is terminated voluntarily or involuntarily for cause or otherwise). However, options will remain exercisable for a period of ninety (90) days following an employee’s termination.

(3)	The 22,500 shares of restricted stock granted to Mr. Shangold will vest in August 2008. The 160,000 shares of restricted stock granted to Mr. Murthy will vest as follows: 40,000 shares will vest on April 30, 2008, 40,000 shares will vest on April 30, 2009, 40,000 shares will vest on April 30, 2010 and 40,000 shares will vest on April 30, 2011.

(4)	As of December 31, 2007, Mr. Zugay’s 45,000 shares will vest on February 15, 2008. The 78,750 unearned shares of restricted stock granted to Mr. Shangold are scheduled to vest in August 2008, 2009 and 2010, subject to iPS performance.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table shows the potential incremental payments and benefits which the named executive officers would be entitled to receive upon termination of employment under their respective agreements. The amounts shown in the table are based on an assumed termination as of December 31, 2007, exclude payments and benefits that are provided on a non-discriminatory basis to our employees generally upon termination of employment and represent estimates of the incremental amounts that would be paid to each executive upon his termination based on 2007 base salary and our current premium costs for their medical and welfare benefits.

Name Executive	Salary	Bonus	Stock	Options	Healthcare
Sunil Wadhwani	$478,021	$—	$—	$—	$286,366

Co-Chairmen, and Chief Executive Officer (1)
Ashok Trivedi	$478,021	$—	$—	$—	$203,563

Co-Chairmen and President (2)
Michael Zugay	$299,981	$—	$381,150	$172,125	$8,517

Chief Financial Officer (3)
Steven Shangold	$145,152	$—	$857,588	$431,100	$8,517

President,
iGATE Mastech, Inc. (4)
Phaneesh Murthy	$247,475	$—	$1,355,200	$3,025,440	$8,517

President,
iGATE Global Solutions, Ltd. (5)

All calculations were estimated based upon a change in control scenario. The measurement date for the estimated Company stock awards was based upon a closing price of $ 8.47 at December 31, 2007. The discount rate used for estimating these awards was approximately 4.5% at December 31, 2007.

(1)	Upon termination other than for cause, Mr. Wadhwani would receive two year’s salary at $250,000 per annum, discounted at an applicable discount rate at December 31, 2007. Mr. Wadhwani would also receive health benefits for the remainder of his life. The health benefits were estimated based upon the present value of the future payments the Company would make on Mr. Wadhwani’s behalf. For purposes of estimates, the Company has assumed health benefits through age 75 with a 10% projected annual increase in premiums. Each of Messrs. Wadhwani and Trivedi is party to an employment agreement that provides for a minimum base salary of $250,000, less any dividends declared over the year. The employment agreements were amended as of April 2008 to reflect Messrs. Wadhwani and Trivedi’s respective resignations as Chief Executive Officer and President. As of April 1, 2008, Mr. Wadhwani would receive a lump sum payment equal to (a) $250,000 multiplied by a fraction, the numerator of which is the number of days Mr. Wadhwani was employed during the calendar year of the date of termination and the denominator of which is 365, reduced by (b) the value of any dividends declared or paid in such calendar year with respect to Company shares owned by Mr. Wadhwani prior to the date of termination upon termination of his employment as Co-Chairman.

(2)	Upon termination other than for cause, Mr. Trivedi would receive two year’s salary at $250,000 per annum, discounted at an applicable discount rate at December 31, 2007. Mr. Trivedi would also receive health benefits for the remainder of his life. The health benefits were estimated based upon the present value of the future payments the Company would make on Mr. Trivedi’s behalf. For purposes of estimates, the Company has assumed health benefits through age 75 with a 10% projected annual increase in premiums. Each of Messrs. Wadhwani and Trivedi is party to an employment agreement that provides for a minimum base salary of $250,000, less any dividends declared over the year. The employment agreements were amended as of April 2008 to reflect Messrs. Wadhwani and Trivedi’s respective resignations as Chief Executive Officer and President. As of April 1, 2008, Mr. Trivedi would receive a lump sum payment equal to (a) $250,000 multiplied by a fraction, the numerator of which is the number of days Mr. Trivedi was employed during the calendar year of the date of termination and the denominator of which is 365, reduced by (b) the value of any dividends declared or paid in such calendar year with respect to Company shares owned by Mr. Trivedi prior to the date of termination upon termination of his employment as Co-Chairman.

(3)	Upon termination other than for cause, Mr. Zugay would receive a lump sum payment of one year’s severance at $310,000, and one year’s health benefits. Mr. Zugay’s unvested stock units would immediately vest at a total value of $381,150. Upon a change in control , Mr. Zugay’s stock options would immediately vest at a total value of $ 172,125. Mr. Zugay would honor nondisclosure, noncompetition and nonsolicitation agreements for a period of one (1) year after termination.

(4)	Upon termination other than for cause, Mr. Shangold would receive a lump sum severance payment of $150,000 and one year’s health benefits. Upon a change in control, Mr. Shangold’s unvested stock units would immediately vest at a total value of $857,588. Upon a change in control, Mr. Shangold’s stock options would immediately vest at a total value of $431,100. Mr. Shangold would honor nondisclosure, noncompetition and nonsolicitation agreements for a period of one year after termination.

(5)	Upon termination other than for cause, Mr. Murthy would receive a lump sum payment of six (6) month’s severance at $250,000. Upon a change in control, Mr. Murthy’s unvested stock units would immediately vest at a total value of $1,355,200. Upon a change in control, Mr. Murthy’s stock options would immediately vest at a total value of $3,025,440. Mr. Murthy would honor nondisclosure, noncompetition and nonsolicitation agreements for a period of two (2) years after termination.